UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2010

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On November 19, 2010, Ethan Allen Interiors Inc. (the “Company”) issued a press release announcing that on November 16, 2010, its Board of Directors appointed John J. Dooner, Jr., 62, as an independent director of the Company to service for a term to expire 2011. Mr. Dooner will be entitled to the standard compensation available to all non-employee directors. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Dooner serves as Executive Chairman of McCann Worldgroup, a company he formed in 1997 and of which he had been CEO. Under Mr. Dooner’s leadership, McCann has grown to be one of the world’s largest marketing communications organizations, with operations in over 125 countries and a client roster that includes preeminent global marketers and many of the world’s most famous brands. Prior to assuming that position, Mr. Dooner was CEO of McCann Erickson Worldwide, a post he assumed in 1992.

Mr. Dooner serves on several not for profit organizations, including service as Chairman of the Board of Trustees of United Way Worldwide; Charter Member of the President’s Advisory Council of CARE and Past Chairman and Board Member of the Advertising Council.

(d)	Exhibits

Exhibit	Description
99.1	Press release dated November 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date:	November 19, 2010	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 19, 2010